EX-99.d.1.i

AMENDMENT NO. 2 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS EXHIBIT to the Investment Management Agreement dated January 4, 2010 (the “Agreement”) between DELAWARE VIP® TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the “Investment Manager”), amended as of the 24th day of June, 2011 lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Management Fee Schedule (as a
	Effective	percentage of average daily net assets)
Fund Name	Date	Annual Rate
Delaware VIP Diversified Income Series	January 4,	0.65% on first $500 million
	2010	0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware VIP Emerging Markets Series	January 4,	1.25% on first $500 million
	2010	1.20% on next $500 million
1.15% on next $1.5 billion
1.10% on assets in excess of $2.5 billion
Delaware VIP High Yield Series	January 4,	0.65% on first $500 million
	2010	0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware VIP International Value Equity	January 4,	0.85% on the first $500 million
Series	2010	0.80% on the next $500 million
0.75% on the next $1.5 billion
0.70% on assets in excess of $2.5 billion
Delaware VIP Limited-Term Diversified	January 4,	0.50% on first $500 million
Income Series	2010	0.475% on next $500 million
0.45% on next $1.5 billion
0.425% on assets in excess of $2.5 billion
Delaware VIP REIT Series	January 4,	0.75% on first $500 million
	2010	0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware VIP Small Cap Value Series	January 4,	0.75% on first $500 million
	2010	0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware VIP Smid Cap Growth Series	January 4,	0.75% on first $500 million
(formerly, Delaware VIP Growth Opportunities Series)	2010	0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware VIP U.S. Growth Series	January 4,	0.65% on first $500 million
	2010	0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion

Management Fee Schedule (as a
	Effective	percentage of average daily net assets)
Fund Name	Date	Annual Rate
Delaware VIP Value Series	January 4,	0.65% on first $500 million
	2010	0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion

DELAWARE MANAGEMENT COMPANY,		DELAWARE VIP TRUST
a series of Delaware Management Business Trust

By:	/s/ DAVID P. O’CONNOR	By:	/s/ PATRICK P. COYNE
Name:	David P. O’Connor	Name:	Patrick P. Coyne
Title:	Senior Vice President	Title:	President